Exhibit 99.2

FDA Approval of YUPELRITM (revefenacin) Inhalation Solution November 9, 2018 Theravance Biopharma, Inc. (NASDAQ: TBPH)

Cautionary Statement Regarding Forward-Looking Statements Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, the company cautions investors that any forward-looking statements or projections made by the company are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements or projections. Examples of forward-looking statements in this presentation include statements relating to the company’s business plans and objectives, including financial and operating results, potential partnering transactions and sales targets, the company’s regulatory strategies and timing and results of clinical studies, the potential benefits and mechanisms of action of the company’s product and product candidates (including their potential as components of combination therapies). The company’s forward-looking statements are based on the estimates and assumptions of management as of the date of this presentation and are subject to risks and uncertainties that may cause the actual results to be materially different than those projected, such as risks related to delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective (including when our product candidates are studied in combination with other compounds), delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with third parties to discover, develop and commercialize products, risks associated with establishing and maintaining sales, marketing and distribution capabilities. Other risks affecting the company are described under the heading “Risk Factors” and elsewhere in the company’s Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 7, 2018, and other periodic reports filed with the SEC.

YUPELRITM: Now FDA-Approved Approved for the maintenance treatment of patients with COPD The first and only once-daily nebulized LAMA for patients with COPD COPD = chronic obstructive pulmonary disease

Primary endpoint achieved for both doses in replicate efficacy studies Robust and sustained improvements in FEV1 Study included use as monotherapy as well as add-on to LABA or LABA/ICS Generally well tolerated in 12-month safety study NDA Supported by Positive Phase 3 Results Two replicate efficacy studies, plus 12-month safety study FEV1 = forced expiratory volume in one second; pooled analysis * * * Monotherapy Concomitant LABA Pooled Population P < 0.0001 versus placebo

YUPELRITM: Broad Indication with Key Data in Label Approved for the maintenance treatment of patients with COPD Once daily at dose of 175 mcg, for use with any standard jet nebulizer Final label incorporates: Data illustrated for change from baseline in trough FEV1 after 12 weeks of dosing Data illustrated for sustained treatment effect over 24 hours Observed improvements in range of patients 37% of patients took concomitant LABA or LABA/ICS Summary of safety data and most common side effects Direction to store at room temperature Data in label supports YUPELRITM as a daily medicine that effectively and predictably improves lung function and can be used chronically to maintain open airways

Partnership with Mylan Provides Commercial Strength in Nebulized Opportunity

Combined Theravance Biopharma and Mylan sales infrastructures to cover Hospital, Outpatient and Home Health treatment settings


OP

Enduring Patient Niche and Significant Market Opportunity

- >100M patient treatment days in nebulized COPD segment[1]
- 9% of COPD patients currently use nebulizers for ongoing maintenance therapy[2]
- 41% of COPD patients use nebulizers at least occasionally for bronchodilator therapy[2]

[1] IMS Health information service: NSP for period MAT May, 2015. Excludes nebulized SABAs. IMS expressly reserves all rights, including rights of copying, distribution and republication. [2] TBPH market research (N = 160 physicians); refers to US COPD patients

6

Theravance Biopharma

YUPELRITM: Now FDA-Approved Approved for the maintenance treatment of patients with COPD The first and only once-daily nebulized LAMA for patients with COPD

Focus on Strategic Priorities

Commitment to developing transformational medicines

Opportunities to Create Transformational Medicines	YUPELRI™ (revefenacin)	**Nebulized LAMA in COPD** • Now approved, with commercial launch activities underway
	TD-1473	**Intestinally-restricted JAKi for inflammatory intestinal diseases** • Initiating Phase 2 study in Crohn's disease and Phase 2b/3 study in ulcerative colitis
	TD-9855	**NSRI in symptomatic neurogenic orthostatic hypotension** • Initiating Phase 3 program
	TD-8236	**Inhaled JAK inhibitor for serious respiratory diseases** • Progression into first in human studies
	Research	2018 R&D Day to highlight new programs advancing towards clinic

Economic Interest	Trelegy Ellipta[1]	**(FF/UMEC/VI) Single inhaler triple therapy in COPD** • Potential label expansion in EU, regulatory approval in Japan and China • Phase 3 CAPTAIN study (asthma) expected to complete in early 2019

JAK = Janus kinase. NSRI = norepinephrine serotonin reuptake inhibitor.

[1] Economic interest managed by GSK and Innoviva. FF/UMEC/VI= Fluticasone Furoate/Umeclidinium/Vilanterol. Innoviva formerly Theravance, Inc. TBPH holds 85% economic interest in upward-tiering royalty stream of 6.5% - 10% payable by GSK. All statements based on publicly available information.

8

Theravance Biopharma

About YUPELRITM (revefenacin) inhalation solution YUPELRITM (revefenacin) inhalation solution is a novel once-daily nebulized LAMA approved for the maintenance treatment of COPD in the US. Market research by Theravance Biopharma indicates approximately 9% of the treated COPD patients in the US use nebulizers for ongoing maintenance therapy.1 LAMAs are a cornerstone of maintenance therapy for COPD and YUPELRITM is positioned as the first once-daily single-agent bronchodilator product for COPD patients who require, or prefer, nebulized therapy. YUPELRI’s stability in both metered dose inhaler and dry powder device formulations suggest that this LAMA could also serve as a foundation for novel handheld combination products. 1 TBPH market research (N = 160 physicians); Refers to US COPD patients